                                                                    EXHIBIT 10.8

                                 LEASE AMENDMENT



 DATED:        January 28, 1997

 BETWEEN:      PACIFIC REALTY ASSOCIATES, LP.,
               a Delaware limited partnership                        LANDLORD

 AND:          FLIR SYSTEMS, INC.,
               an Oregon corporation                                 TENANT



  By written Lease dated February 11, 1985, Tenant Leased from Landlord approximately 20,118 square feet of office, production and storage space located in Building F, PacTrust Business Center, 16505 S.W. 72nd Avenue, Portland, Oregon 97224. By Lease Amendment dated May 19, 1986, the lease was amended and the term extended. By Lease Amendment dated March 6, 1989, Tenant Leased an additional approximately 24,650 square feet of warehouse and office space and the term of the Lease was extended. By Lease Amendment dated February 28, 1990, the lease was amended. By Lease Amendment dated July 31, 1990, Tenant Leased an additional approximately 2,656 square feet of office and storage space. By Lease Amendment dated August 29,1991, the Lease was amended. Tenant's Leased area within Building F now totals approximately 47,424 square feet of office, production, warehouse and storage space. By Lease Amendment dated June 24,1992, Tenant Leased an additional approximately 5,400 square feet of office and warehouse space located in Building D PacTrust Business Center, 16195 S.W. 72nd Avenue, Portland, Oregon 97224. By Lease Amendment dated January 21,1993, Tenant leased an additional approximately 3,850 square feet of warehouse and office space in Building D and the term of the Lease was extended. By Lease Amendment dated August 26, 1993, Tenant leased an additional approximately 6,590 square feet of warehouse and office space in Building D and the Lease was amended. By Lease Amendment dated November 22, 1993, the Lease was amended. By Lease Amendment dated September 5, 1995, Tenant leased an additional approximately 9,160 square feet of office and warehouse space in Building D and the Lease was amended and extended. Tenant's Leased area within Building D now totals approximately 25,000 square feet of office space. Tenant's Leased area within Buildings F and D totals approximately 72,424 square feet of office, production, warehouse and storage space ("hereinafter referred to as the Premises"). By Lease Amendment dated April 15, 1996, the Lease was amended. Such documents are hereinafter jointly referred to as "the Lease". The Lease expires September 30, 2000.

    Tenant now wishes to lease an additional approximately 12,415 square feet of offices and warehouse space located in Building E, PacTrust Business Center, 16280 S.W. Upper Boones Ferry Road, Portland, Oregon 97224 (herein referred to as the "Seventh Additional Space") and as further described on The attached Exhibits A and B.

       NOW, THEREFORE, the parties agree as follows:

1. The Seventh Additional Space shall become subject to the terms of the Lease upon occupancy by Tenant, which is estimated to by March 1, 1997. Tenant's total leased area shall increase from 72,424 square feet of office, production, warehouse and storage space to 84,839 square feet of office, production, warehouse and storage space. Tenant may occupy the Seventh Additional Space prior to such commencement date on a rent-free basis and compliance with all terms of the Lease.

2.   Base rent shall be according to the following schedule:

                    Period                             7th Add'l Sp              Premises                 Total
                                                     -----------------       -----------------       -----------------
March 1,1997 through March 31, 1998                      $9,932.00              $60,840.00              $70,772.00
April 1, 1998 through September 30, 2000                 $9,932.00              $62,922.00              $72,854.00

3. Landlord shall, at its sole cost and expense, service and make any necessary repairs to the heating, ventilation and air conditioning ("HVAC") system. Landlord shall grant Tenant a one year warranty for the HVAC system, provided that Tenant contracts with a reputable service contractor to provide proper maintenance for the system. Such warranty shall be in effect for one year from March 1, 1997.

4. A tenant improvement allowance of $5.00 per square foot (hereinafter referred to as "The Allowance") has been provided. A final space plan will be completed upon which Landlord and Tenant agree. If landlord cannot construct the required improvements within the $5.00 per square foot allowance, Tenant agrees to pay to Landlord the amount by which this cost exceeds the Allowance, adjusted by any reductions or increases in costs initiated by Tenant after a final plan and specifications have been signed off by both parties with such amounts to be paid upon occupancy. If the tenant improvements, including tenant-initiated adjustments, are less the Allowance, Landlord shall credit Tenant a like amount in the from of a moving allowance payable upon occupancy of the Premises or by providing Tenant with a like amount in the form of free base rent.

5. Notwithstanding the foregoing, the Premises shall be taken by Tenant in "as-is" condition with existing improvements configured generally as shown in the attached Exhibit B.

6. Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the existing term.

IN WITNESS WHEREOF, the parties hereto have executed this agreement on the respective dates set opposite their signature below, but this Agreement on behalf of such parties shall be deemed to have been as of the day first written.


LANDLORD:

       PACIFIC REALTY ASSOCIATES, LP.,
       A Delaware limited partnership

       By PacTrust Realty, Inc.,
          A Delaware corporation,
          Its General Partner

       By   /s/ David G. Hicks        Date: 1-29-97
          ---------------------             -------
          David G. Hicks
          Vice President

TENANT:

       FLIR SYSTEMS, INC.,
       A Oregon corporation

       By    /s/ James A. Fitzhenry   Date: 1-29-97
           --------------------------       -------
           James A. Fitzhenry
           Vice President and General Counsel